UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2011

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2011, Redpoint Bio Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Opertech Bio, Inc. (the “Purchaser”).  Pursuant to the Agreement, and subject to the terms and conditions contained therein, the Company sold certain operating assets and transferred certain liabilities and obligations to the Purchaser which relate to the Company’s taste modulator technology, including its Microtiter Operant Gustometer (“MOG”) technology.  As consideration for the sale of assets under the Agreement, the Company will receive at closing a cash payment in the amount of Twenty Seven Thousand Five Hundred Dollars ($27,500) (the “Closing Payment”).  In addition, if, during the one year period following the date of the Agreement, the Purchaser is sold or the Purchaser sells all or substantially all of the Technology (as defined in the Agreement) to an independent third party for proceeds greater than the sum of (i) the Closing Payment, and (ii) all capital invested in the Purchaser by its stockholders as of the date of such sale, then the Purchaser shall pay the Company an amount equal to ten percent (10%) of the net proceeds from such sale transaction.  In connection with the Agreement, the Company terminated each of its employees that remained on the Company’s scientific staff and certain of such employees have become employees of the Purchaser.  The only remaining employee of the Company is Scott Horvitz who is employed on a part-time basis.  In furtherance of the Company’s strategy to preserve the value of the License and Commercialization Agreement entered into with International Flavors and Fragrances, Inc. in June 2010, the Company continues its efforts to reduce its liabilities and sell any of its other assets.  Given its lack of resources, the Company is not currently performing any research and development activities.

Also, pursuant to the Company’s obligations under the Forbearance and Settlement Agreement (the “Settlement Agreement”), dated September 13, 2011, by and between the Company and BMR-7 Graphics Drive LLC (the “Landlord”), the Company paid the entirety of the Closing Payment to the Landlord in accordance with the Settlement Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, which the Company intends to file as an exhibit to its next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: October 6, 2011

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary